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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 8, 2002
                                                         ----------------

                               WMS INDUSTRIES INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                       1-8300                 36-2814522
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)




              800 SOUTH NORTHPOINT BLVD., WAUKEGAN, ILLINOIS 60085
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (847) 785-3000
                                                           --------------

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On November 8, 2002, Phyllis G. Redstone entered into a Voting Proxy Agreement with WMS Industries Inc., Louis J. Nicastro and Neil D. Nicastro. Pursuant to the Voting Proxy Agreement, Louis J. Nicastro has been appointed as proxy holder (or, in the event Louis J. Nicastro is unable to perform the duties and exercise the rights of proxy holder, Neil D. Nicastro, has been appointed as proxy holder) to vote the common stock of WMS beneficially owned by Ms. Redstone (3,085,700 shares or 10.0% of the outstanding common stock of WMS) in order to facilitate compliance by WMS with applicable gaming regulations. Ms. Redstone acquired her shares of the Common Stock of the Company from her former husband, Sumner M. Redstone, on July 30, 2002, pursuant to a settlement of divorce, as WMS previously reported. Mr. Redstone and his affiliate National Amusements, Inc. had entered into a similar voting proxy agreement in 1995 appointing Louis
J. Nicastro (or, in the event Louis J. Nicastro is unable to perform the duties and exercise the rights of proxy holder, then Neil D. Nicastro) as proxy holder governing their WMS common stock. As of November 7, 2002, Mr. Redstone beneficially owned 7,332,600 or 23.8% of the outstanding common stock of WMS.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C)  EXHIBITS

         Exhibits   Description
         --------   -----------
         10.1       Voting Proxy Agreement, dated November 8, 2002, among
                    Phyllis G. Redstone, WMS Industries Inc., Louis J. Nicastro and Neil D. Nicastro.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WMS INDUSTRIES INC.



November 11, 2002                               By:  /s/ Brian R. Gamache
                                                     --------------------------
                                                    Brian R. Gamache
                                                    Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBITS       DESCRIPTION
--------       -----------
10.1           Voting Proxy Agreement, dated November 8, 2002, among Phyllis G.
               Redstone, WMS Industries Inc., Louis J. Nicastro and Neil D.
               Nicastro.